UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2017

AG&E HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

223 Pratt St, Hammonton NJ 08037
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (609) 704-3000

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of AG&E Holdings Inc. (the “Company,” “we” or “us”) held on May 23, 2017, the holders of our outstanding common stock took the actions described below. As of the record date for the annual meeting, 16,953,176 shares of common stock were issued and outstanding, each entitled to one vote per share.

1.     The stockholders elected Anthony Tomasello, Salvatore “Sam” Basile, Robert Pickus and Michael Shor to serve on our board of directors until the next annual meeting or until their successors are elected and qualify. The results of the voting are as follows:

Name	For	Withheld
Anthony Tomasello	7,687,703	211,597
Salvatore “Sam” Basile	7,648,060	251,240
Robert Pickus	7,685,606	213,694
Michael Shor	7,687,577	211,723

Broker non-votes were 7,021,756.

2.     The stockholders ratified the appointment of Plante Moran PLLC as independent certified public accountants for the year ending December 31, 2017. The voting results for this proposal were 14,501,172 shares for, 336,355 shares against, and 83,529 shares abstained.

3. The stockholders approved a proposal to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers during the year ended December 31, 2016. The voting results for this proposal were 7,639,920 shares for, 238,063 shares against, and 21,317 shares abstained. There were 7,021,756 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG&E HOLDINGS INC.

By:	/s/ Renee Zimmerman
Name: Renee Zimmerman
Title: Chief Financial Officer, Treasurer & Secretary

Date:     May 26, 2017